Exhibit 10.1

RED ROBIN GOURMET BURGERS, INC.

2004 PERFORMANCE INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) dated August 25, 2005 by and between RED ROBIN GOURMET BURGERS, INC., a Delaware corporation (the “Corporation”), and Dennis B. Mullen (the “Grantee”) evidences the nonqualified stock option (the “Option”) granted by the Corporation to the Grantee as to the number of shares of the Corporation’s Common Stock first set forth below.

Number of Shares of Common Stock: [1]	100,000	Award Date:	August 25, 2005

Exercise Price per Share: [1]	$45.79	Expiration Date: [1,2]	August 25, 2015 [2]

The Option shall become vested as to 1/24th of the total number of shares of Common Stock subject to the Option on September 25, 2005. The remaining number of shares of Common Stock subject to the Option shall become vested in 23 substantially equal monthly installments beginning on October 25, 2005.

The Option is granted under the Red Robin Gourmet Burgers, Inc. 2004 Performance Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Nonqualified Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan, except as provided below. The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Grantee acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

Notwithstanding the provisions of Section 2 and Section 4.2 of the Terms and Conditions of Non qualified Stock Option:

1.	So long as the Administrator does not terminate Grantee for Cause from his position with the Corporation as Chief Executive Officer or as Chairman of the Corporation’s board of directors, the Option granted by this Option Agreement shall continue to vest in the installments mentioned above so long as the Grantee remains: (a) an officer of the Corporation, or (b) Chairman of the Corporation’s board of directors, or (c) an employee of the Corporation or any of its subsidiaries.

2.	Grantee, or if Grantee is deceased or suffers Disability, his estate or guardian, may exercise his vested options at any time within (but in no event later than the Expiration Date referenced above) two years after the last to occur of: (a) the date he ceases to be an officer of the Corporation or any of its subsidiaries, or (b) the date he ceases to be a director of the Corporation, or (c) the date he ceases to be an employee of the Corporation or any of its subsidiaries; and

3.	The provisions of any written Employment Agreement between the parties shall govern the terms of Grantee’s employment by the Corporation as its Chief Executive Officer and Chairman of the Board of Directors, instead of the provisions of the second paragraph of Section 2 of the Terms and Conditions of Non-qualified Stock Option.

1	Subject to adjustment under Section 7.1 of the Plan.
2	Subject to early termination under Section 4 of the Terms and Section 7.4 of the Plan.

“GRANTEE”	RED ROBIN GOURMET BURGERS, INC., a Delaware corporation

/s/ Dennis B. Mullen
Signature	By:	/s/ James T. Rothe

Dennis B. Mullen	Print Name:	James T. Rothe
Print Name

	Title:	Chairman of the Compensation Committee of the Board of Directors

CONSENT OF SPOUSE

In consideration of the Corporation’s execution of this Option Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

SIGNATURE OF SPOUSE	Date

1	Subject to adjustment under Section 7.1 of the Plan.
2	Subject to early termination under Section 4 of the Terms and Section 7.4 of the Plan.

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

The Nonqualified Stock Option Agreement modifies these Terms and Conditions of Nonqualified Stock Option. Any conflict between the Nonqualified Stock Option Agreement and the Terms and Conditions of Nonqualified Stock Option shall be resolved by referring to the Nonqualified Stock Option Agreement.

1. Vesting; Limits on Exercise; Incentive Stock Option Status.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

•	Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100[1] shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	Nonqualified Stock Option. The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

2. Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule requires continued employment or service as an executive officer or Chairman of the Board of Directors through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service as an executive officer or Chairman of the Board of Directors for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any

Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation.

3. Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•	a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time,

•	payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation, or (subject to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any non-cash payment) in shares of Common Stock already owned by the Participant, valued at their Fair Market Value on the exercise date, provided, however, that any shares initially acquired upon exercise of a stock option or otherwise from the Corporation must have been owned by the Participant for at least six (6) months before the date of such exercise;

•	any written statements or agreements required pursuant to Section 8.1 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 8.5 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by notice and third party payment in such manner as may be authorized by the Administrator.

4. Early Termination of Option.

4.1 Possible Termination of Option upon Change in Control. The Option is subject to termination in connection with a Change in Control Event or certain similar reorganization events as provided in Section 7.4 of the Plan.

4.2 Termination of Option upon a Termination of Grantee’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 4.1 above, if the Grantee ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Corporation or a Subsidiary is referred to as the Grantee’s “Severance Date”):

•

other than as expressly provided below in this Section 4.2, (a) the Grantee will have until the date that is 24 months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 24-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 24-month period;

•	if the termination of the Grantee’s employment or services is the result of the Grantee’s death or Disability (as defined below), then the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is 24 months after the Grantee’s Severance Date to exercise the Option, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 24-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 24-month period;

•	if the Grantee voluntarily terminates his or her employment or services (other than due to the Grantee’s death or Disability) or if the Grantee’s employment or services are terminated by the Corporation or a Subsidiary for Cause (as defined below), the Option (whether vested or not) shall terminate on the Severance Date.

For purposes of the Option, “Disability” shall mean a physical or mental impairment which substantially limits a major life activity of the Executive and which renders the Executive unable to perform the essential functions of his position, even with reasonable accommodation which does not impose an undue hardship on the Company. The Company reserves the right, in good faith, to make the determination of disability under this Agreement based upon information supplied by the Executive and/or his medical personnel, as well as information from medical personnel (or others) selected by the Company or its insurers.

For purposes of the Option, “Cause” means with respect to the termination by the Company of the Executive as an employee of the Company:

        (a) the Executive’s continual or deliberate neglect in the performance of his material duties;

        (b) the Executive’s failure to devote substantially all of his working time to the business of the Company and its subsidiaries (other than as expressly permitted in this Agreement);

        (c) the Executive’s willful failure to follow the lawful directives of the Board in any material respect;

        (d) the Executive’s engaging willfully in misconduct in connection with the performance of any of his duties, including, without limitation, falsifying or attempting to falsify documents, books or records of the Company or its subsidiaries, misappropriating or attempting to misappropriate funds or other property, or securing or attempting to secure any personal profit in connection with any transaction entered into on behalf of the Company or its subsidiaries;

        (e) the violation by the Executive, in any material respect, of any policy or of any code or standard of behavior or conduct generally applicable to employees of the Company or its subsidiaries;

        (f) the Executive’s breach of the material provisions of this Agreement or any other non-competition, non-interference, non-disclosure, confidentiality or other similar agreement executed by the Executive with the Company or any of its subsidiaries or other active disloyalty to the Company or any of its subsidiaries (including, without limitation, aiding a competitor or unauthorized disclosure of confidential information); or

        (g) the Executive’s engaging in conduct which is reasonably likely to result in material injury to the reputation of the Company or any of its subsidiaries, including, without limitation, commission of a felony, fraud, embezzlement or other crime involving moral turpitude, or sexual harassment.

For purposes of the Option, “Incapacity” shall be limited only to such Disability which substantially prevents the Company from availing itself of the services of the Executive.

5. Non-Transferability.

The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.7 of the Plan.

6. Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Grantee is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 6.

7. Plan.

The Option and all rights of the Grantee under this Option Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Grantee agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms). The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

8. Entire Agreement.

This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9. Governing Law.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

10. Effect of this Agreement.

Subject to the Corporation’s right to terminate the Option pursuant to Section 7.4 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

11. Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12. Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.